UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 13, 2006 (JUNE 7, 2006)

                              SYSCAN IMAGING, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                          90-0251401
(State or other jurisdiction of                            (I.R.S.Employer
 incorporation or organization)                         Identification Number)

                              1772 TECHNOLOGY DRIVE
                           SAN JOSE, CALIFORNIA 95110
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, ZIP CODE)

                              408-436-9888 EXT. 207
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      On June 7, 2006, Mr. Peter Mor informed the Company that effective June 22, 2006 he will step down as a director of the Company's board. Mr. Mor is listed as a director-nominee in the Company's definitive proxy statement dated June 7, 2006 and as a result of Mr. Mor's resignation from the board, all votes cast for Mr. Mor's re-election to the board of directors at the Company's 2006 annual meeting of stockholders to be held on June 23, 2006 will be disregarded.

      In the Company's definitive proxy statement dated June 7, 2006, Mr. Man Ching Chan has been nominated to become a director of the Company, to become effective upon receipt of stockholder approval at the Company's 2006 annual meeting of stockholders. Mr. Chan has been a director of Syscan Imaging Limited, our majority stockholder, since July 1, 2004 and has served in various positions including the Executive Director, Chief Financial Officer, Qualified Accountant and Secretary of Syscan Technology Holdings Limited (STH), a publicly-traded company listed on The Growth Enterprise Market in Hong Kong, since September 2000. STH is one of the Company's significant vendors and is the manufacturer for all of the Company's current image capture products produced by the Company. Mr. Chan graduated from the University of South Australia with a bachelor's degree in Accountancy in 1992. He is also a CPA member of the Hong Kong Institute of Certified Public Accountants and a member of CPA Australia.

      As a director of Syscan Imaging Limited, Mr. Chan is deemed to have shared voting and dispositive power over the 18,773,514 shares of the Company's common stock, approximately 76.3% of the Company's outstanding common stock, currently owned by Syscan Imaging Limited.

      During each of the years ended December 31, 2005 and 2004, the Company entered into the following transactions with related parties of which Mr. Chan is affiliated:

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANUFACTURING

      All of our products are manufactured by Syscan Technology Holdings Limited
(STH). The Company and STH has established an internal-pricing agreement that is updated on a semi-annual basis. STH currently serves as the manufacturer of all current image capture products produced by the Company. The Company believes, for quality control and pricing reasons, that this type of relationship is more favorable than could be attained from unaffiliated third-parties. The Company purchases and provides STH with critical parts and components necessary to manufacture the Company's products.

      The Company purchases significantly all of its finished scanner imaging products from STH. The Company's Chairman and CEO, Darwin Hu, was formerly the CEO of STH, and beneficially owns approximately 5.33% of the issued and outstanding capital stock of STH. The Company's director-nominee, Mr. Chan, is the Executive Director, Chief Financial Officer, Qualified Accountant and Secretary of STH.

THE FOLLOWING IS A SUMMARY OF SIGNIFICANT RELATED PARTY PURCHASE TRANSACTIONS, WHICH WERE CARRIED OUT IN THE NORMAL COURSE OF THE COMPANY'S BUSINESS:

                                                    2005           2004
                                                 ----------     ----------
SYSCAN Intervision Limited, a wholly-owned          $4.915M        $3.825M
subsidiary of STH (purchases)
                                                 ==========     ==========

SYSCAN Optoelectronics Technology (Shenzhen)             --        $0.520M
Company Limited, a wholly-owned subsidiary of
STH (purchases)
                                                 ==========     ==========

AMOUNTS DUE TO/FROM RELATED PARTIES ARE UNSECURED, INTEREST-FREE AND REPAYABLE ON DEMAND AND CONSISTED OF THE FOLLOWING:

Due from STH                                                    $  345,998

Due from Majority Stockholder                                      100,000

Due from various subsidiaries wholly-owned by STH                1,956,522
                                                                ----------
                                                                $2,402,520
                                                                ==========

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-B:

EXHIBIT NO.      EXHIBIT DESCRIPTION
-----------      -------------------
99.1             Press Release dated June 7, 2006 issued by Syscan Imaging, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Syscan Imaging, Inc has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              SYSCAN IMAGING, INC.


                              Date: June 13, 2006


                              /s/ Darwin Hu
                              -------------------
                              Darwin Hu, Chairman and Chief Executive Officer


                              Date: June 13, 2006


                              /s/ William Hawkins
                              -------------------
                              William Hawkins, Acting Chief Financial Officer Chief Operating Officer and Secretary